POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Richard R. Dykhouse, Thomas E. Proost, Jennifer A. Smith, William S. Grimshaw and Meghan E. Gearhart, acting alone, as his true and lawful attorney-in-fact and agent, effective on the date hereof, for him and in his name, place and stead, in any and all capacities, to prepare, execute and file with the United States Securities and Exchange Commission (“SEC”) and NASDAQ, on behalf of him, (i) a Form ID, including amendments thereto, and any other documents necessary, appropriate or desirable to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by such attorney-in-fact to be advisable under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) any and all Forms 3, 4, and 5 reporting beneficial ownership and changes in beneficial ownership of securities issued by Charter Communications, Inc. (the “Company”) and any amendments and supplements to those forms, which, in the opinion of such attorney-in- fact, may be necessary, appropriate or desirable to comply with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. The undersigned hereby grants to each attorney-in-fact full power and authority to perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall automatically terminate as to named attorneys-in- fact six months after the undersigned ceases to be a Section 16 Reporting Person of the Company. This Power of Attorney shall terminate as to each named attorney-in-fact whose employment by the Company and its affiliates shall terminate. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed. Date: April 18, 2023 By: _/s/Richard Adam Ray____________ Print Name: Richard Adam Ray